SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)         PRICE(2)
 COMMON STOCK-NATIONAL PRESTO
          GAMCO ASSET MANAGEMENT, INC.
                       9/30/05              200-           42.7000
                       9/29/05            2,000-           42.9550
                       9/29/05              500-           42.8800
                       9/27/05            1,500-           43.1460
                       8/31/05            2,000-           44.4280
                       8/25/05              500-           44.3120
                       8/23/05              500-           44.5420
                       8/16/05              500-           44.7400
                       8/09/05              500-           45.8200
          GABELLI FUNDS, LLC.
               GABELLI EQUITY INCOME FUND
                       9/01/05            2,000-           44.5000
               GABELLI CAPITAL ASSET FUND
                       8/22/05            1,000-           44.3100

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.